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                       [JACKSON WALKER L.L.P. LETTERHEAD]

                                                                       EXHIBIT 5

                                 July 18, 1997


TCA Cable TV, Inc.
3015 SSE Loop 323
Tyler, TX  75701

       Re:  Form S-3 Registration Statement

Ladies & Gentlemen:

        We have acted as counsel to TCA Cable TV, Inc. (the "Company") in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of an aggregate of up to $300,000,000 of debt securities (the "Debt Securities") of the Company pursuant to the indenture in the form filed as Exhibit 4(a) to the Registration Statement (the "Indenture") among the Company and Texas Commerce Bank National Association, as Trustee.

        We have examined such corporate records and documents and other matters as we have deemed necessary in order to render this opinion. In our examination, we have assumed a genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. Based upon the foregoing, and subject to the limitations set forth below, it is our opinion that under current law when the Debt Securities have been duly executed and, authenticated and delivered in accordance with the terms of the Indenture and delivered to the purchasers thereof against payment therefore in accordance with the procedures described in the Registration Statement, such Debt Securities will constitute the legal and binding obligations of the Company.

        Our opinions herein are limited solely to the laws of the United States of America and the State of Texas, in each case to the extent applicable, and we express no opinions herein concerning the laws of any other jurisdiction.

        Our opinions herein are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or consumer law effecting creditors' rights or debtors' obligations generally and to general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and other similar doctrines effecting the legality and binding nature of obligations or agreements generally.

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TCA Cable TV, Inc.
Tyler, TX  75701
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        Our opinions herein are rendered solely for your benefit in connection with the transaction contemplated herein. Our opinions herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent.

        We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference in this opinion letter under the caption "Legal Matters" in the Prospectus filing a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent as required under Section 7 of the Securities Act.

                                     Sincerely,


                                     /s/ JACKSON WALKER, L.L.P.